         CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

                                  Exhibit 10.15

                                                    Gleacher & Co.

                                                    Gleacher & Co. LLC
                                                    660 Madison Avenue
                                                    New York NY  10021-8405
                                                    212 418-4200
                                                    212 732-2711 Fax


February 21, 2001



Strictly Private and Confidential
---------------------------------

Mr. Thomas Elek
Chief Executive Officer
IQrom Communications, Inc.
Fraser House
29 Albemarle Street
London W1S 4JB

Dear Tom:

We are pleased to confirm the arrangements under which Gleacher & Co. LLC ("Gleacher") and iQrom Communications, Inc. ("iQrom" or the "Company") have entered into a strategic relationship pursuant to which Gleacher will provide financial advisory and other services to the Company as described herein (the "Strategic Relationship"). The terms of this relationship are as follows:

1. Advisory Services. The period during which advisory services are to be rendered shall be deemed to have commenced on February 14, 2001 and end twelve months from that date, unless earlier terminated as provided herein (the "Advisory Period"). During the Advisory Period, Gleacher will act as financial advisor to the Company and render from time to time such financial advisory and investment banking services as the Company may reasonably request. In that regard, Gleacher expects its primary focus will be:

   (a) reviewing the strategic and capital needs of the Company, analyzing the alternatives for raising capital and assisting the Company in designing and implementing an appropriate capital structure;

   (b) providing, as reasonably requested from time to time, advice on evaluating, structuring, negotiating and executing any proposed acquisitions or divestitures by the Company;

         CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

   (c) providing, as reasonably requested from time to time, advice on evaluating, structuring, negotiating and executing any proposed strategic relationships to be entered into by the Company;

   (d) providing, as reasonably requested from time to time, general advice to the Company on corporate governance matters and otherwise assisting the Company with respect to investor relations matters.

     Throughout this engagement, Michael McCarty shall be the Company's prinicpal contact at Gleacher and he shall be assisted by such staff as is reasonably required to perform the advisory services described above. Gleacher recognizes that the Company may from time to time desire and/or require the services of other investment banking and financial advisory firms. Gleacher will, as requested, assist the Company in its efforts to work with and to maximize the contribution which other firms can make to iQrom's future success.

2. Compensation. As compensation for the services performed during the Advisory Period, the Company agrees to issue a warrant to Gleacher (or its designees), pursuant to a Warrant Agreement containing customary representations and warranties and otherwise embodying the terms set forth on Exhibit I hereto (the "Warrant"), promptly following the execution of this letter agreement.

Other Matters

In addition to any fees that may be payable to Gleacher, the Company agrees to reimburse Gleacher for all reasonable travel and other reasonable out-of-pocket expenses incurred in connection with Gleacher's engagement hereunder, including all reasonable fees and disbursements of Gleacher's legal counsel and any other professional advisors; provided, however, that (a) Gleacher shall not be entitled to reimbursement for any legal fees or related disbursements incurred by it in connection with the preparation or negotiation of this agreement, and
(b) Gleacher shall not be entitled to reimbursement in excess of $20,000 in the aggregate without the Company's prior written consent notwithstanding any expenses incurred in respect of the indemnification section of this letter agreement.

Gleacher and the Company will each use all reasonable efforts to prepare and execute the Warrant Agreement provided for in this letter agreement as promptly as possible following execution of this letter agreement.

The Company recognizes and confirms that in advising the Company and in completing its engagement hereunder, Gleacher will be using and relying on data, material and other information furnished to Gleacher by the Company and other parties. It is understood that in performing under this engagement Gleacher may rely upon any information so supplied without independent verification and that Gleacher shall not have any responsibility for such independent verification.

         CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

The Company represents and warrants to Gleacher that any information heretofore or hereafter furnished to Gleacher will be true and correct in all material respects and does not and will not omit any material fact required to make such information provided to Gleacher not misleading. The Company agrees to notify Gleacher promptly of any material change in the business or the financial condition of the Company during the course of Gleacher's engagement that may require an amendment or supplement to any of the information provided to Gleacher so that such information will not be misleading in any material respect or omit to state any material fact that is required to be stated or that is necessary in order to make any such information not misleading given the occurrence of any such change.

Gleacher agrees that it will keep confidential and not disclose or permit its employees or representatives to disclose information received from the Company or the Company's professional advisors (other than to Gleacher employees or representatives involved in the performance of services hereunder or otherwise on a need-to-know basis), or otherwise use such information, except as contemplated in this letter agreement, as may be specifically authorized by the Company in connection with Gleacher's performance of services hereunder, or as such disclosure may be required by law.

The Company acknowledges that all advice given by Gleacher in connection with its engagement hereunder will be treated by the Company as confidential and will be solely for the benefit and use of the Board, the Company's professional advisors and senior management of iScribe and, except as may be required by applicable law, the Company agrees that no such advice shall be used for any other purpose or be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to Gleacher be made by or on behalf of the Company, in each case without Gleacher's prior written consent.

The Company recognizes that Gleacher has been retained only by the Company and that its engagement is not deemed to be on behalf of, and is not intended to confer or bestow the status of third party beneficiary rights upon, any shareholder or employee of the Company, or any person not a party hereto as against Gleacher or any of its affiliates, managers or members, directors, officers, agents and employees of Gleacher or its affiliates or each other person, if any, controlling Gleacher or any of their affiliates. Unless otherwise expressly stated in writing by Gleacher, no advice or opinions rendered to the Board or management of the Company during the course of the engagement hereunder shall constitute a recommendation to any other party and no one other than the Company, the Board and the Company's senior management, is authorized to rely upon the engagement of Gleacher or any statements or conduct by Gleacher. Moreover, it is acknowledged that the relationship of Gleacher to the Company is that of an independent contractor, that the obligations and responsibilities of Gleacher to the Company are limited to those specifically set forth herein, and that Gleacher, by entering into this Agreement and satisfying its obligations hereunder, does not assume any fiduciary duties with respect to the Company, the Board, the Company's management, its employees or its shareholders. All decisions made with respect to any transactions undertaken by the Company, whether or not consistent with advice rendered by Gleacher, shall be those of the Board or management of the Company, as the case may be. Notwithstanding anything herein to the contrary, it is understood that Gleacher is not undertaking to provide any legal, accounting or tax advice in connection with its engagement hereunder, and the Company shall rely solely upon its own experts therefor.


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         CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

In connection with the matters described in this Agreement, the Company and Gleacher have entered into a separate letter agreement, dated the date hereof, providing for indemnification, contribution and reimbursement by the Company of Gleacher and certain other individuals and entities, a copy of which is attached hereto (the "Indemnity Letter").

Any right to trial by jury with respect to any claim or action arising out of this Agreement or conduct in connection with the engagement is hereby waived by the parties hereto and their affiliates. This Agreement shall be deemed made in California. This Agreement and all controversies arising from or related to performance under this Agreement shall be governed by the laws of the State of California, without regard to such state's rules concerning conflicts of laws. All controversies arising from or related to performance under this Agreement shall be adjudicated in State or Federal court within the State of California.

Gleacher may assign its rights and obligations under this Agreement to any partnership which succeeds to the business of Gleacher, so long as Mr. Eric J. Gleacher is a partner or principal of the successor entity, in each case, without the consent of the Company. The Company shall not be obligated to pay Gleacher any additional fees pursuant to this Agreement as a result of such assignment. The provisions of this Agreement (including the Indemnity Letter) shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and Gleacher.

Gleacher's services hereunder may be terminated with or without cause by the Company or by Gleacher (in each case by 30 days' advance notice in writing to the other party) at any time. Upon termination, this Agreement shall have no further force or effect except that: [Confidential Information filed separately with the Securities and Exchange Commission]

The Company represents that it has all requisite power and authority to enter into this Agreement and that this Agreement has been duly and validly authorized by all necessary action on its part, has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

If any term, provision, covenant or restriction contained in this Agreement or in the Indemnity Letter is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement and in the Indemnity Letter shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

This Agreement embodies the entire agreement and understanding of the parties hereto as to the Strategic Relationship, and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendment, change or addition hereto shall be binding or effective unless the same is set forth in writing and signed by a duly authorized representative of each party.
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         CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

                                  *   *   *

Gleacher & Co. LLC is pleased to accept this engagement and looks forward to working with you. Please confirm that the foregoing is in accordance with the Company's understanding by signing and returning to Gleacher the enclosed duplicates of this Agreement and the Indemnity Letter.




                                                Very truly yours,

                                                GLEACHER & CO. LLC


                                                /s/ Michiel C. McCarty
                                                -------------------------------
                                                Michiel C. McCarty
                                                Managing Director


Accepted and Agreed to:

IQrom Communications Inc.


By:      /s/Thomas Elek
         -----------------------
         Thomas Elek
         Chief Executive Officer

                              Warrant Term Sheet

Number of Shares Subject
to Warrants:                     1,000,000 shares of Common Stock

Exercise Price:                  $1.00

Exercise:                        Each Warrant will be exercisable at any time
                                 after vesting.

Anti-Dilution and Other
Provisions:                      The Warrants will contain customary
                                 protections.

[Confidential Information filed separately with the Securities and Exchange Commission]

Gleacher & Co. LLC
660 Madison Avenue
New York, New York  10021

Gentlemen:

In connection with the activities of Gleacher & Co. LLC ("Gleacher") pursuant to a letter agreement, dated as of the date hereof, between iScribe, Inc. (the "Company") and Gleacher, as the same may be amended from time to time, including without limitation any activities of Gleacher in connection with any transaction contemplated by such letter agreement, whether occurring before, at or after the date hereof, the Company agrees to indemnify and hold harmless Gleacher and its affiliates, the respective limited and general partners, directors, officers, agents and employees of Gleacher and their affiliates and each other person, if any, controlling Gleacher or any of its affiliates (hereinafter collectively referred to as the "indemnified parties"), to the full extent lawful, from and against any losses, damages, liabilities, expenses or claims (or actions in respect thereof, including, without limitation, shareholder and derivative actions and arbitration proceedings) related to or otherwise arising out of such engagement or Gleacher's role in connection therewith, and will reimburse any indemnified party for all reasonable expenses (including reasonable counsel fees and disbursements) as they are incurred by any indemnified party in connection with investigating, preparing or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation to which any indemnified party is a party, arising in connection with or related to Gleacher's engagement or Gleacher's role in connection therewith. The Company will not, however, be responsible for any losses, damages, liabilities, expenses or claims which are finally judicially determined to have resulted primarily from Gleacher's bad faith or gross negligence. The Company also agrees that no indemnified party will have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company for or in connection with such engagement except for any such liability for losses, damages, liabilities, expenses or claims incurred by the Company that are finally judicially determined to have resulted primarily from Gleacher's bad faith or gross negligence. If multiple claims are brought against any indemnified party in an arbitration, with respect to at least one of which indemnification is permitted under applicable law and provided for under this agreement, the Company agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

In the event that the foregoing indemnity is unavailable to any indemnified party for any reason or insufficient to hold any indemnified party harmless, then the Company agrees to contribute to any such losses, damages, liabilities, expenses, claims or actions and will do so in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by, and the relative fault of, the indemnified parties, on the one hand, and the Company and the Company's securityholders, on the other, as well as any other relevant equitable considerations, from any actual or proposed transaction. The Company and Gleacher agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

The Company agrees that it will not, without the prior written consent of Gleacher, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not Gleacher is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of Gleacher from all liability arising out of such claim, action, suit or proceeding. The Company will also promptly reimburse Gleacher for all expenses (including counsel fees except as specified below) as they are incurred in connection with investigating, preparing or defending, or providing evidence in, any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not Gleacher is an actual or potential party to such claim or action). If any action, suit or proceeding shall be brought against any Indemnified Parties or if a claim which may give rise to any such action, suit or proceeding shall be asserted against an Indemnified Parties, then Gleacher shall promptly notify the Company in writing (it being understood that failure to so notify the Company shall not relieve the Company from any liability hereunder except to the extent that such failure prejudices the Company's rights or its ability to defend against any action, suit, proceeding or claims), and the Company shall have the right to assume the defense thereof with counsel satisfactory to Gleacher. Gleacher shall be entitled to retain separate counsel of its choice in connection with any such action, suit or proceeding as to which Gleacher is entitled to be indemnified pursuant to this agreement, but the fees and expenses of such counsel shall be borne and paid exclusively by Gleacher unless: (i) the Company has failed to assume the defense of, and to employ counsel in, such action, suit or proceeding; or (ii) in such action, suit or proceeding, there is, in the reasonable opinion of such separate counsel, a material conflict on any conflict issue between the position of the Company and the position Gleacher.

No Indemnified Person will, without the Company's prior written consent (such consent not to be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened action, suit or proceeding and the Company shall not be liable for any such settlement, compromise or consent effectuated without its prior written consent (such consent not to be unreasonably withheld).

The foregoing agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise, and shall be in addition to any liability which the Company may otherwise have. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim which is subject to this agreement is brought against Gleacher or the Company. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT IS WAIVED. Gleacher may assign its rights and obligations under this letter agreement to any partnership of which Gleacher is the general partner or to any other entity, of which Eric J. Gleacher is a partner or principal, which succeeds to the business of Gleacher, in each case, without the consent of the Company. This agreement shall remain in full force and effect following the completion or termination of Gleacher's engagement and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any indemnified party.

Very truly yours,

Accepted:                                       Accepted:
IQROM COMMUNICATIONS INC.                       GLEACHER & CO. LLC
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By: /s/Thomas Elek                              By: /s/ Michiel C. McCarty
--------------------------------------------------------------------------------
Date: February 26, 2001                         Date: February 26, 2001
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